UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
GameStop Corp. (the “Company”), as part of its on-going business transformation, announced several senior leadership changes on May 30, 2019 as summarized in this Item 5.02 and in Item 8.01 below.

On May 30, 2019, Robert A. Lloyd resigned from the positions of Chief Operating Officer and Chief Financial Officer of the Company, effective June 3, 2019. Mr. Lloyd will remain in service with the Company as a Senior Adviser until July 3, 2019 to support the transition of his duties to his successor and other Company employees. At the end of that transition period, Mr. Lloyd will resign from employment with the Company and be entitled to the payments, rights and benefits associated with a “good reason” resignation under his existing employment and retention agreements. Mr. Lloyd’s resignation did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company. The Company has previously filed copies of Mr. Lloyd’s employment agreement, as amended, and retention agreement as exhibits to Current Reports on Form 8-K, as reflected in the list of exhibits included in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on April 2, 2019.

The Company also announced that James A. Bell, age 51, will succeed Mr. Lloyd as the Company’s Executive Vice President and Chief Financial Officer, effective June 3, 2019. Between October 2016 and March 2019, Mr. Bell served as chief financial officer of Wok Holdings, Inc., a privately-held company headquartered in Scottsdale, Arizona that owned and operated over 500 P.F. Chang’s, Pei Wei and True Food Kitchen restaurants worldwide. Between October 2014 and April 2016, Mr. Bell served as executive vice president and chief financial officer of Red Lion Hotels Corporation, a NYSE-listed hospitality and leisure company. Mr. Bell joined Red Lion from Coldwater Creek, Inc., formerly a multi-channel specialty retailer of women's apparel, jewelry and accessories headquartered in Sandpoint, Idaho, where he served as interim chief executive officer in March 2014, and where he also served as executive vice president, chief operating officer and chief financial officer from January 2012 to June 2014, senior vice president and chief financial officer from March 2010 to January 2012 and vice president of finance from September 2009 to March 2010. Prior to joining Coldwater Creek, Mr. Bell held various executive finance positions within the retail industry and served as a lieutenant in the United States Navy between 1989 and 1998.

In connection with Mr. Bell’s hiring, he and the Company entered into an Executive Employment Agreement on May 30, 2019. That agreement, among other things, provides for the following:

•	an annual base salary of $700,000;

•	a one-time signing bonus of $50,000 (subject to repayment in the event of certain terminations within two years);

•	an annual cash bonus opportunity with a target amount equal to 100% of base salary;

•	one-time relocation benefits in connection with his relocation to the Dallas/Ft. Worth metropolitan area; and

•	participation in the benefit plans and programs afforded other management personnel or as determined by the Board or its Compensation Committee.

In addition, pursuant to New York Stock Exchange Rule 303A.08 and to induce Mr. Bell to accept employment with the Company, he will receive an equity award with an intended value at grant of $1,300,000. The award will be issued on July 1, 2019 and consist of 50% time-vested restricted stock and 50% performance-based restricted stock. The vesting provisions of this award will be substantially the same as those applicable to the 2019 annual equity awards that have been made to our other named executive officers (three-year service requirement for time-vested awards; goals for the performance-based awards to be determined later in 2019; accelerated vesting in certain death, disability and severance scenarios).

Mr. Bell’s agreement also provides for the following severance benefits if his employment is terminated by the Company without cause or if he resigns with good reason: (i) a lump sum severance payment equal to two times the sum of his base salary and target annual bonus, and (ii) 18-months of Company paid COBRA benefits. In addition, in those cases his time-vested equity awards would then vest and his performance-vested equity awards would remain outstanding and vest, if at all, based on actual performance through the end of the applicable performance period. However, if the severance event occurs within 18 months following a change in control, the “two times” multiplier described in clause (i) above will be increased to “two and one-half times.” In each case, the severance benefits would be conditioned on the executive’s execution of a release of claims. The agreement also includes customary non-solicitation, non-compete, intellectual property and confidentiality provisions.

There are no other arrangements or understandings between Mr. Bell and any other persons pursuant to which Mr. Bell was named Executive Vice President and Chief Financial Officer. Mr. Bell does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the equity award described in this Current Report, Mr. Bell does not beneficially own any shares of the Company’s common stock nor does he have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Executive Employment Agreement between the Company and Mr. Bell is not complete and is qualified by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release announcing the senior management changes summarized in Item 5.02 above and Item 8.01 below is furnished with this Current Report as Exhibit 99.1. The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
The Company announced on May 30, 2019 that it has hired Chris R. Homeister, age 50, as its Executive Vice President and Chief Merchandising Officer, effective June 10, 2019. Mr. Homeister served as president, chief executive officer and a director of The Tile Shop, a publicly-traded specialty retailer, between January 2015 and October 2017 and as chief operating officer between October 2013 and December 2014. Earlier in his career, he held a number of senior roles at Best Buy, including senior vice president, Digital Merchandising & Strategic Planning, and general manager and senior vice president, Entertainment Business Group, where he oversaw the product categories including video games, movies, music and eReaders and launched Best Buy’s video game trade-in business. In the newly created Chief Merchandising Officer role, Mr. Homeister will be responsible for the Company’s overall merchandise operations and strategy and all product and merchandising functions across all channels, including buying, planning, supply chain and logistics, and inventory allocation efforts.

In connection with this hire, the Company and Mr. Homeister entered into an Executive Employment Agreement dated May 30, 2019. This agreement, including its compensatory terms, is substantially identical to Mr. Bell’s agreement, as described under Item 5.02 above.

The Company also announced on May 30, 2019 that it has promoted Frank M. Hamlin, age 50, to the position of Executive Vice President and Chief Customer Officer, effective June 3, 2019. Frank has more than 25 years of experience in retail marketing, strategy, customer loyalty and e-commerce, and previously served as GameStop’s Chief Marketing Officer. Prior to GameStop, he served as chief marketing officer of Tailored Brands, the parent company of Men’s Wearhouse, JoS. A. Bank and Joseph Abboud and held various marketing and operations leadership positions of increasing responsibility at Guitar Center; E-Miles LLC; H.E. Butt Grocery; and Brierley & Partners. In the newly created Chief Customer Officer role, Mr. Hamlin will be responsible for defining and driving the Company’s overall customer-centric initiatives as they relate to customer acquisition, engagement, retention and loyalty, as well as enhancing the Company’s brand-building capabilities across all channels. Mr. Hamlin serves as a director of Tuesday Morning Corporation (NASDAQ: TUES).

In connection with his promotion, the Company and Mr. Hamlin entered into an Executive Employment Agreement dated May 30, 2019. This agreement is substantially similar to Mr. Bell’s and Mr. Homeister’s agreements, as described above, except that: (i) his annual base salary will be $550,000, (ii) he will not receive a signing bonus or relocation benefits, and (iii) on June 14, 2019 and in lieu of any other 2019 long term incentive award, he will receive an equity award with an intended value at grant of $1,000,000 under the Company’s Amended and Restated 2011 Incentive Plan, with terms that are otherwise substantially the same as the 2019 annual equity awards made to our named executive officers.

The foregoing descriptions of the Executive Employment Agreement between the Company and each of Messrs. Homeister and Hamlin are not complete and are qualified by reference to the full text of those agreements, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between James A. Bell and GameStop Corp. dated May 30, 2019.
10.2	Employment Agreement between Chris R. Homeister and GameStop Corp. dated May 30, 2019.
10.3	Employment Agreement between Frank M. Hamlin and GameStop Corp. dated May 30, 2019.
99.1	Press Release issued by GameStop Corp., dated May 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: May 30, 2019	By:	/s/ George E. Sherman
Name: George E. Sherman Title: Chief Executive Officer